Exhibit 10.9

                           BUCYRUS INTERNATIONAL, INC.

                        1998 MANAGEMENT STOCK OPTION PLAN

                    (OCTOBER 2006 AMENDMENT AND RESTATEMENT)

            This 1998 Management Stock Option Plan (the "Plan") was initially adopted by the Board of Directors of Bucyrus International, Inc. (the "Company") on March 5, 1998. The Plan, as amended and restated herein, is effective October 18, 2006.

                                    ARTICLE I

                                 PURPOSE OF PLAN

            The Plan is adopted by the Board for certain management employees of the Company and its Subsidiaries as a part of the compensation and incentive arrangements for such employees. The Plan is intended to advance the best interests of the Company by allowing such employees to acquire an ownership interest in the Company, thereby motivating them to contribute to the success of the Company and to remain in the employ of the Company and its Subsidiaries. The availability of stock options under the Plan will also enhance the Company's ability to attract and retain individuals of exceptional talent to contribute to the sustained progress, growth and profitability of the Company.

                                   ARTICLE II

                                   DEFINITIONS

            For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

            "Affiliate" means, with respect to any Person, any other Person who, either directly or through one or more intermediaries, Controls, is Controlled by or is under common Control with, such first Person.

            "Board" means the Board of Directors of the Company.

            "Cause" means (a) with respect to any Participant with an employment agreement that defines "Cause," the definition set forth in such employment agreement and (b) with respect to any other Participant, (i) such Participant's
(1) willful failure to


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

timely comply in all material respects with the lawful directives of the Board (as set at a meeting of the Board in accordance with the Company's bylaws) or such Participant's supervisory personnel (provided such directives are consistent with such Participant's position with the Company) or (2) gross negligence or willful misconduct in the performance of the material duties or responsibilities of his or her position with the Company or any Subsidiary; (ii) reasonable evidence to indicate that such Participant has committed (1) any felony, (2) any other criminal act or act of material dishonesty, disloyalty, or misconduct (other than minor traffic offenses and similar acts) or (3) any act of moral turpitude that is materially injurious to the property, operations, business or reputation of the Company or any Subsidiaries (as determined by the Board in its reasonable good faith discretion); (iii) the use or imparting by such Participant of any material confidential or proprietary information of the Company or any Subsidiary in violation of any confidentiality or proprietary agreement to which such Participant is a party; or (iv) such Participant's willful failure to comply in any material respect with the terms of this Plan or the Stockholders Agreement.

            "CEO" means the President and Chief Executive Officer of the Company.

            "Closing Date" means September 26, 1997.

            "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

            "Commission" means the United States Securities and Exchange Commission.

            "Committee" means the Compensation Committee or such other committee of the Board as the Board may designate to administer the Plan or, if for any reason the Board has not designated such a committee, the Board. The Committee, if other than the Board, shall be composed of two or more directors as appointed from time to time by the Board. At any time when the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act, this Plan shall be administered by a committee consisting solely of two or more directors who are "Non-Employee Directors" within the meaning of Rule l6b-3 under the Securities Exchange Act. In addition, at any time and to the extent that compensation payable under this Plan is subject to Section 162(m) of the Code, each director who is a member of such committee shall also be an "outside director" within the meaning of Section 162(m) of the Code.

            "Common Stock" means the Company's common stock, par value $0.01 per share.


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

            "Company" means Bucyrus International, Inc., a Delaware corporation.

            "Company Sale" means a transaction involving one or more independent third parties pursuant to which such party or parties (i) acquire (whether by merger, consolidation or transfer or issuance of capital stock) capital stock of the Company (or any surviving or resulting corporation) possessing the voting power to elect a majority of the board of directors of the Company (or such surviving or resulting corporation) or (b) acquire all or substantially all of the Company's assets determined on a consolidated basis.

            "Control" (including, with correlative meaning, all conjugations thereof) means with respect to any Person, the ability of another Person to control or direct the actions or policies of such first Person, whether by ownership of voting securities, by contract or otherwise.

            "Disability" means (a) with respect to a Participant who is covered by any long-term disability insurance provided by the Company or any of its Subsidiaries, the occurrence of those events or the existence of those conditions that constitute "permanent disability" under the terms of such insurance policy, and (b) with respect to any Participant that is not covered by any long-term disability insurance provided by the Company or any of its Subsidiaries, illness, accident, injury, physical or mental incapacity or other disability which has existed for at least six months and which has continuously during such period prevented, and can reasonably be expected to continue to prevent, such Participant from carrying out effectively his duties and obligations to the Company and its Subsidiaries as determined in good faith by the Board.

            "Employee" means (a) any full-time employee of the Company or any of its Subsidiaries or (b) any consultant or advisor of the Company or any of its Subsidiaries.

            "Exercise Price" means the purchase price of an Option Share upon exercise of an Option.


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

            "Fair Market Value" as of any date means (a) with respect to publicly traded Common Stock, the market trading price of such Common Stock, (b) with respect to non-publicly traded Common Stock, the fair market value of such Common Stock (expressed on a per-share basis) as of such date, as determined in good faith by the Committee taking into consideration the enterprise multiples paid by equity sponsors at the time of termination utilizing the trailing four quarters EBITDA less net debt outstanding as of the then-immediately preceding quarter end, plus such other factors as the Committee may deem appropriate, and
(c) with respect to any Option (or portion thereof), the excess of (i) the product of the amount described in clause (a) or (b) above (as applicable) multiplied by the number of Option Shares issuable upon exercise of the Option (or portion thereof), over (ii) the aggregate Exercise Price of the Option (or portion thereof).

            "Management Agreement" means the Management Services Agreement, dated as of September 24, 1997, among the Company, its Subsidiaries and American Industrial Partners, a Delaware general partnership.

            "Management Stockholder" means a management Stockholder under the Stockholder Agreement.

            "Option" means any option to purchase shares of Common Stock under the Plan.

            "Option Shares" means (a) any shares of Common Stock (or other shares of capital stock of the Company) issued or issuable by the Company upon exercise of any Option, and (b) any shares of the capital stock of the Company issued or issuable in respect of any of the securities described in clause (a) above, by way of stock dividend, stock split, merger, consolidation, reorganization or other recapitalization.

            "Participant" means any Employee who is selected to participate in the Plan in accordance with Article III of the Plan.

            "Performance Vesting Period" shall mean the period from January 1, 1998 through December 31, 2001, unless a different period is specified by the Committee in the Option Certificate (as defined in Section 5.2 below) relating to any Option.

            "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

            "Plan" means this 1998 Management Stock Option Plan


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(October 2006 Amendment and Restatement), as amended or supplemented from time to time in accordance with its terms.

            "Qualified Public Offering" means any primary or secondary public offering of Common Stock pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement filed in connection with a transaction of the type described in Rule 145 of the Securities Act or for the purpose of issuing securities pursuant to an employee benefit plan, having an aggregate offering value (before underwriters' discounts and selling commissions) of at least $30 million.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Stockholders Agreement" means the Stockholders Agreement dated as of March 17, 1998 among the Company and its stockholders.

            "Subsidiary" means any corporation of which the Company owns, directly or through one or more Subsidiaries, securities possessing the voting power to elect a majority of the board of directors of such corporation.

            "Transfer" means, with respect to any Option, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration and whether voluntary, involuntary or by operation of law) of such Option or any interest therein.

                                   ARTICLE III

                                 ADMINISTRATION

            The CEO shall be responsible for the routine administration of the Plan, subject to the review and approval of the Committee. Subject to the requirements and limitations of the Plan, the CEO shall have the authority to recommend to the Committee those Employees who shall be Participants and the number of Options to be granted to each Participant. Subject to the requirements and the limitations of the Plan, the Committee shall have the sole and complete responsibility and authority to: (a) approve the award of and grant Options under this Plan; (b) determine the terms and conditions of Options granted under this Plan; (c) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; (d) correct any defect or omission or


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

reconcile any inconsistency in the Plan or in any Option granted hereunder; and
(e) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. All authority not expressly granted to the CEO hereunder shall remain vested in the Committee. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons. All expenses associated with the administration of the Plan shall be borne by the Company.

                                   ARTICLE IV

                OPTION SHARES AVAILABLE FOR GRANT UNDER THE PLAN

            4.1 Option Shares. The aggregate number of shares of Common Stock with respect to which Options may be granted under the Plan shall not exceed 2,400,000 shares; provided, however, that such number of shares shall be subject to adjustment in accordance with the provisions of Section 8.3 below.

            4.2 Status of Option Shares. The shares of Common Stock for which Options may be granted under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine and shall be reserved by the Company for issuance as provided in the Plan. To the extent any outstanding Options expire or are terminated prior to exercise, the Option Shares in respect of which such Options were issued shall remain available for reissuance to employees of the Company and its Subsidiaries pursuant to this Plan or any other plan or agreement approved by the Board.

                                    ARTICLE V

                                GRANT OF OPTIONS

            5.1 Option Terms and Conditions. The terms and conditions of each Option granted under this Plan shall be as determined by the Committee in consultation with the CEO.


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

            5.2 Option Certificate. Each Option granted hereunder to a Participant shall be evidenced by a certificate setting forth certain basic terms of the Option. The certificate shall be substantially in the form attached hereto as Annex l (or in such other form as the Committee may from time to time adopt) (the "Option Certificate"), and shall be signed by the CEO or such other officer of the Company as the Committee shall designate. For purposes of the Plan, no Option shall be deemed to be outstanding until it has been granted to a Participant by the Committee and an Option Certificate has been executed and delivered by the Company, and an Option shall cease to be outstanding when it is repurchased by the Company, terminates or is exercised pursuant to the Plan.

            5.3 Joinder Agreement. As a condition to exercising any Options hereunder, each Participant who is not a Management Stockholder shall be required to execute a Joinder Agreement substantially in the form attached hereto as Annex III (the "Joinder") and thereby become a party to the Stockholders Agreement with respect to any Option Shares issued in connection with such exercise.

                                   ARTICLE VI

                               EXERCISE OF OPTIONS

            6.1 Right to Exercise. Except as may otherwise be determined by the Committee, Options may not be Transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant, Options may be exercised only by such Participant (or his legal guardian or legal representative). Any Transfer or attempted Transfer of an Option contrary to this Section 6.1 shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Option as the owner of such Option for any purpose. In the event of the death of a Participant, exercise of Options granted hereunder shall be made only by the executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant's rights under the Option shall pass by will or the laws of descent and distribution.

            6.2 Procedure for Exercise. Any Participant may exercise all or any portion of any of such Participant's outstanding Options, to the extent such Options have vested as provided in the Option Certificate, at any time and from time to time prior to the expiration of such Options, by completing, signing and delivering to the Company (to the attention of the Company's Secretary) the Option Certificate together with a notice of exercise substantially in the form attached hereto as Annex II (or in such other form as the Committee may from time to time adopt and provide to the Participant) (the "Exercise


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

Notice"), accompanied (in the case of a Participant who is not a Management Stockholder) by a Joinder to the Stockholder Agreement in the form attached as Annex III together with the related Option Certificate(s) and payment in full of the Exercise Price. Payment of the Exercise Price shall be made in cash (including check, bank draft or money order); provided, that a Participant may, in lieu of paying the Exercise Price in cash, deliver an Exercise Notice with respect to a specified number of Option Shares (the "Specified Option Shares") and indicate in the Exercise Notice that such Participant intends to effect a cashless exercise thereof and be entitled to receive in respect of the exercise of the Option therefor, Option Shares with an aggregate Fair Market Value equal to the excess of (i) the aggregate Fair Market Value of the Specified Option Shares, over (ii) the aggregate Exercise Price that otherwise would be payable hereunder in cash upon exercise of the Option for the Specified Option Shares. Notwithstanding anything in this Section 6.2 to the contrary, in the event that any Option Certificate granted to a Participant is lost, stolen or destroyed, the Participant may, in lieu of delivering such Option Certificate at the time of exercise, deliver an affidavit as to its loss, theft or destruction and any indemnity that the Company may reasonably request. A Participant's right to exercise the Option shall be subject to the satisfaction of all conditions set forth in the Exercise Notice. If a Participant exercises any Options for less than all of the Option Shares covered by the relevant Option Certificate, the Company shall issue a new Option Certificate to such Participant in respect of the portion of such Option remaining unexercised.

            6.3 Securities Laws Restrictions on Transfer of Option Shares. Each Participant exercising an Option will be required to represent to the Company in the Exercise Notice that when such Participant exercises his or her Option such Participant will be purchasing Option Shares for his or her own account for investment and not on behalf of others or otherwise with a view toward distributing them. Each Participant is advised that federal and state securities laws govern and restrict each Participant's right to Transfer, or offer to Transfer, any Option Shares unless such Participant's Transfer, or offer to Transfer, is registered under the Securities Act and state securities laws, or such Transfer, or offer to Transfer, is exempt from registration or qualification thereunder. Each Participant is further advised that the Stockholders Agreement, to which each Participant will become a party upon exercise of such Participant's Options, imposes additional restrictions on the transfer of Option Shares, and that the stock certificates for any Option Shares issued in connection with such exercise will bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.


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

            6.4 Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Shares issuable under the Plan, and the Company may defer such issuance unless indemnified to its satisfaction.

            6.5 Listing, Registration and Compliance with Laws and Regulations. Options granted under the Plan shall be subject to the requirement that if at any time the Committee shall make a good faith determination that the listing, registration or qualification of Option Shares upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of Option Shares thereunder, no Options may be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee. The Company shall in good faith, and to the extent consistent with its reasonable business judgment, exercise all reasonable efforts to obtain any such listing, registration, qualification or approval. The holders of such Options shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. Any period of time during which an Option may not be exercised by reason of the first sentence of this
Section 6.5 is referred to herein as an "Option Exercise Suspension Period." If the expiration date of the Option as set forth in the related Option Certificate shall fall within an applicable Option Exercise Suspension Period, the term of the Option shall automatically be extended until the date that is 45 days following the end of the Option Exercise Suspension Period. The Company shall provide affected Optionees with timely notice of the commencement and termination of any Option Exercise Suspension Period. Except as may otherwise be provided in the Stockholders Agreement, the Company shall be under no obligation to register any Option Shares.


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

                                   ARTICLE VII

                      TERMINATION AND REPURCHASE OF OPTIONS

            7.1 Expiration Date of Options. Except as may otherwise be provided by the Committee, in no event shall any part of any Option be exercisable after 5:00 p.m. Central Standard Time on the tenth anniversary of the date of grant of the option.

            7.2 Termination for Cause. Upon the termination of a Participant's employment with the Company or any Subsidiary for Cause, any Options held by the Participant, regardless of the extent vested or unvested, shall immediately expire and be forfeited in its entirety to the extent not exercised prior to the date of such termination.

            7.3 Termination by the Company without Cause. Upon a Participant's termination of employment by the Company or any Subsidiary without Cause, (a) except as may otherwise be provided in any applicable employment agreement between the Company and the Participant (a "Participant Employment Agreement"), the unvested portion of any Options held by the Participant shall immediately expire, (b) if such termination occurs prior to a Qualified Public Offering, the Company shall repurchase the unexercised vested portion of any such Options (including any Options that vest pursuant to a Participant Employment Agreement) at a price equal to the Fair Market Value thereof, and (c) if such termination occurs after a Qualified Public Offering, except as may otherwise be provided in a Participant Employment Agreement, the unexercised vested portion of any such Options shall remain exercisable for a period of 90 days following the date of such termination of employment, whereupon such Options shall terminate in full.

            7.4 Voluntary Termination by the Participant; Death or Disability. Upon a Participant's voluntary termination of employment with the Company or any Subsidiary or upon termination of such employment by reason of the Participant's death or Disability, (a) the unvested portion of any Options held by the Participant shall immediately expire, (b) if such termination occurs prior to a Qualified Public Offering, the Company shall repurchase the unexercised vested portion of any such Options at a price equal to the lower of (i) the Fair Market Value thereof or (ii) the excess of (x) the Exercise Price of such Options as increased at the rate of 6% per year from the date of grant through the date of termination of employment over (y) the Exercise Price of the Options, and (c) if such termination occurs after a Qualified Public Offering, except as may otherwise be provided in a Participant Employment Agreement, the unexercised vested portion of any such Options shall remain exercisable for a period of 90 days following the date of such termination of


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

employment, whereupon such Options shall terminate in full. Notwithstanding the foregoing, the Committee shall have the discretion to permit vested Options held by retirees to remain outstanding following the date of retirement for a period specified by the Committee.

            7.5 Payment of Repurchase Price. The aggregate purchase price of the vested portion of any Options to be repurchased by the Company pursuant to this
Article VII shall be paid, either (i) in cash by delivery of a check or wire transfer of funds, or (ii) prior to the first Company Sale following the Closing Date, at the sole discretion of the Company, by delivery of a subordinated note of the Company with interest thereon accruing at the rate of eight percent (8%) per annum, with all accrued interest and principal payable two years from the date of issuance (the "Subordinated Note"); provided, however, in the event that during the term of the Subordinated Note the Participant accepts employment with Harnischfeger Corp., the term of the Subordinated Note shall be extended for an additional two years following expiration of the original term. The Subordinated Note shall be expressly subordinated to all other indebtedness for borrowed money of the Company. Notwithstanding anything to the contrary herein, the Company shall not be obligated to repurchase the vested portion of any Options pursuant to this Article VII to the extent (a) the Company is prohibited from purchasing such shares by any agreements for borrowed money (each, a "Debt Instrument") entered into by the Company or any of its Subsidiaries or by applicable law; (b) a default has occurred under any Debt Instrument and is continuing; (c) the repurchase of such vested Options would, in the opinion of the Board, result in the occurrence of an event of default under any Debt Instrument or create a condition which would, with notice or lapse of time or both, result in such an event of default; or (d) the purchase of such vested Options would, in the reasonable opinion of the Board, materially impair the Company's ability to meet its obligations under any Debt Instrument in connection with its business and operations. The Company shall provide affected Optionees with timely notice of the existence and lapse of any of the conditions described in the foregoing clauses (a)-(d).

                                  ARTICLE VIII

                                  MISCELLANEOUS

            8.1 Rights of Participants. Nothing in this Plan shall interfere with or limit in any way any right of the Company or any of its Subsidiaries to terminate any Participant's employment at any time (with or without Cause), nor confer upon any Participant any right to continued employment by the Company or any of its Subsidiaries for any period of time or to continue


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such employee's present (or any other) rate of compensation. Transfer of an
Employee from the Company to a Subsidiary, from a Subsidiary to the Company and from one Subsidiary to another shall not be considered a termination of such Employee's employment for purposes of this Plan. Where applicable, references in this Plan to "termination of employment" or similar phrases shall be deemed to include references to termination of service as a consultant or advisor. No Employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

            8.2 Amendment, Suspension and Termination of Plan. The Committee may not suspend, terminate or materially amend the Plan or any portion thereof at any time without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed. Notwithstanding the foregoing, no suspension, termination or amendment of or to the Plan may adversely affect the rights of any holder of Options with respect to Options issued hereunder prior to the date of such suspension, termination or amendment without the consent of such holder.

            8.3 Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, share combination or other change affecting the shares of Common Stock, the Committee shall make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Options and the Exercise Prices specified therein and any other adjustments to the Option as the Committee, reasonably and in good faith, determines to be appropriate and equitable in order to prevent the dilution or enlargement of the rights granted hereunder or under any outstanding Options.

            8.4 Construction of Plan. The validity, construction, interpretation, administration and effect of the Plan shall be determined in accordance with the local law, and not the law of conflicts, of the State of Delaware.

            8.5 Indemnification. The Company will, and will cause each of its Subsidiaries to, indemnify the CEO and the members of the Committee against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder or any Option Shares issued pursuant to the exercise of an Option, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided, however, that any such Person shall be entitled to the indemnification rights set forth in this


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

Section 8.5 only if such Person has acted in good faith and in a manner that such Person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and provided further that upon the institution of any such action, suit or proceeding such Person shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Person undertakes to handle and defend it on his or her own behalf.


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

                                                                         Annex I

            THIS OPTION AND THE OPTION SHARES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS OPTION IS ISSUED PURSUANT TO THE BUCYRUS INTERNATIONAL, INC. 1998 MANAGEMENT STOCK OPTION PLAN ADOPTED AS OF MARCH 5, 1998 BY THE BOARD OF DIRECTORS OF THE ISSUER AND AMENDED AND RESTATED AS OF OCTOBER 18, 2006 (THE "PLAN") AND THIS OPTION IS SUBJECT TO THE TERMS SET FORTH IN THE PLAN.

--------------------------------------------------------------------------------

                      OPTION TO PURCHASE [______] SHARES OF

                                 COMMON STOCK OF

                           BUCYRUS INTERNATIONAL, INC.

                                OPTION NO. [___]

                          DATE OF GRANT: MARCH 17, 1998

                            VOID AFTER MARCH 17, 2008

--------------------------------------------------------------------------------

      This certifies that [____________] is entitled, upon the due exercise hereof, to purchase up to [_____] shares of Common Stock, par value $0.01 per share (the "Option Shares") of Bucyrus International, Inc., a Delaware corporation (the "Company") at a price (the "Exercise Price") of $100 per Option Share. This option (this "Option") is issued pursuant to the Bucyrus International, Inc. 1998 Management Stock Option Plan adopted as of March 5, 1998 by the Company's Board of Directors and amended and restated as of October 18, 2006 (the "Plan") and is subject in its entirety to the terms and conditions of the Plan, as amended from time to time, all of which are hereby incorporated in the terms of this Option. Capitalized terms which are used but not defined herein shall have the respective meanings ascribed to them in the Plan.

      The Option shall vest and become exercisable as provided in Schedule 1 attached hereto.

      The Participant may exercise all or any portion of a vested


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

Option by executing and delivering to the Company an Exercise Notice and a Joinder to Stockholders Agreement (copies of which may be obtained from the Company) together with full payment of the aggregate Exercise Price for all Option Shares being so purchased, such payment to be made (if payable in cash) by cash, check, bank draft or money order made payable to "Bucyrus International, Inc." Except as otherwise expressly provided by the Plan, this Option shall be deemed to have been exercised and the Option Shares issuable upon such exercise shall be deemed to have been issued as of the close of business on the date upon which all of the foregoing items are received by the Company.

      In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, share combination or similar change affecting the Common Stock of the Company, the number and, if applicable, the type of Option Shares issuable upon exercise of this Option and the Exercise Price therefor shall be adjusted as provided in the Plan.

      THIS OPTION MAY NOT BE TRANSFERRED EXCEPT TO THE LIMITED EXTENT PROVIDED IN SECTION 6.1 OF THE PLAN.

      Prior to the exercise of this Option as permitted by the Plan, the Participant shall not, with respect to the Option Shares issuable upon the due exercise hereof, be entitled to any of the rights of a stockholder of the Company including, without limitation, the right as a stockholder to (i) vote on or consent to any proposed action of the Company, (ii) receive dividends or other distributions made to stockholders, (iii) receive notice of or attend any meetings of stockholders of the Company, or (iv) receive notice of any other proceedings of the Company.

      IN WITNESS WHEREOF, the Company has executed this Option as of the date first above written.

                                        BUCYRUS INTERNATIONAL, INC.

         [SEAL]                         By:
                                            ------------------------------------
                                        Its:
                                            ------------------------------------

Attest:
       ----------------------------


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

                                                                      Schedule 1

                                 OPTION VESTING

            The Option shall vest as set forth below. Capitalized terms have the meanings assigned to such terms either in the Plan or in Section 7 below.

            1. Performance-Based EBITDA Targets. The Option shall vest based on the Company's actual EBITDA performance during each of the Company's 1998 through 2001 fiscal years (each, a "Plan Year" and, in the aggregate, the "Performance Vesting Period") as compared with the EBITDA Target for such Plan Year. The EBITDA Targets for each Plan Year are as follows:

                    Plan Year              EBITDA Target

                1/1/98 - 12/31/98           $40,209,000
                1/1/99 - 12/31/99            50,399,000
                1/1/00 - 12/31/00               *
                1/1/01 - 12/31/01               *

* To be determined by the Company in consultation with the Chief Executive Officer based on the Company's business plan.

The actual percentage achievement of the EBITDA Target for a Plan Year is referred to as the "Performance Level" for that Plan Year. The Performance Level for each Plan Year shall be determined by the Committee within a reasonable period of time after the Company's audited financial statements for such Plan Year become available.

            2. Normal Option Vesting. The Option is targeted to vest at the rate of 25% of the total Option Shares in each Plan Year (the "Base Option Vesting Amount"). No portion of the Base Option Vesting Amount for any Plan Year will vest unless the Performance Level for such Plan Year is greater than 90% of the EBITDA Target. The entire Base Option Vesting Amount for any Plan Year will vest effective as of the last day of such Plan Year if the Performance Level for such Plan Year is equal to or greater than 100%. If the Performance Level for any Plan Year is between 90% and 100%, the Base Option Vesting Amount will vest pro rata effective as of the last day of such Plan Year as follows:

Performance Level in Plan Year          % of Total Option Shares
Vesting                                 in Plan Year

      90% or below                                   0%
      91%                                          2.5%
      92%                                          5.0%
      93%                                          7.5%
      94%                                         10.0%
      95%                                         12.5%
      96%                                         15.0%
      97%                                         17.5%
      98%                                         20.0%
      99%                                         22.5%
      100% or above                               25.0%

            If the Performance Level for a Plan Year falls between two whole number percents, the Percentage of Total Option Shares Vesting in such Plan Year shall be adjusted pro rata. The number of Option Shares vesting in any Plan Year will be rounded to the nearest whole share.

            3. Performance Level in Excess of 100% in a Plan Year. If the Performance Level in any Plan Year exceeds 100%, the amount of actual EBITDA for such Plan Year in excess of the EBITDA Target for such Plan Year (the "EBITDA Surplus") will be applied first to "make-up" any portion of the Base Option Vesting Amount that failed to vest in any prior Plan Year by reason of a Performance Level less than 100%, and second to "surplus" accelerated vesting of up to one-quarter of the Option Shares that would otherwise have been eligible for vesting as part of the Base Option Vesting Amount for the 2001 Plan Year, each as described below. For purposes of this Section 3, the term "EBITDA Deficit" shall mean the amount by which, in any Plan Year, the Company's actual EBITDA for such Plan Year falls short of the EBITDA Target for such Plan Year.

                  (a) Make-Up Vesting. If there is an EBITDA Surplus for any Plan Year, the amount of such EBITDA Surplus will first be applied to offset the amount of any EBITDA Deficit for the immediately preceding Plan Year, whereupon
(i) the Performance Level for such preceding Plan Year shall be recalculated,
(ii) the Optionee shall be deemed to vest, effective as of the last day of the Plan Year as to which such surplus was achieved, in the appropriate additional number of Option Shares for such preceding Plan Year in accordance with Section 2 above, and (iii) such EBITDA Surplus shall be reduced by the amount of such offset. Any remaining EBITDA Surplus shall then be applied sequentially to any EBITDA Deficit for any earlier Plan Years, until the amount of such EBITDA Surplus has been reduced to zero. In no event shall any EBITDA Surplus (i) be used to achieve a Performance Level for any prior Plan Year in excess of 100% or
(ii) be carried over to reduce any EBITDA Deficit in any subsequent Plan Year.

                  (b) Surplus Vesting. If, after the application of Section 3(a) above, any EBITDA Surplus achieved as to the

1998, 1999 or 2000 Plan Years remains, the "Surplus Vesting Percentage" shall be calculated by dividing the amount of any such remaining EBITDA Surplus by the EBITDA Target for such Plan Year, whereupon Option Shares that would otherwise have been eligible for vesting as part of the Base Option Vesting Amount for the 2001 Plan Year shall vest, effective as of the last day of the Plan Year as to which such EBITDA surplus was achieved, according to the following schedule:

Surplus Vesting Percentage        % of Total Option Shares Subject to
                                            Surplus Vesting

         1%                                      0.625%
         2%                                      1.250%
         3%                                      1.875%
         4%                                      2.500%
         5%                                      3.125%
         6%                                      3.750%
         7%                                      4.375%
         8%                                      5.000%
         9%                                      5.625%
         10% or more                             6.250%

If the Surplus Vesting Percentage for a Plan Year falls between two whole number percents, the Percentage of Total Option Shares Subject to Surplus Vesting shall be adjusted pro rata. The number of Option Shares vesting in any Plan Year will be rounded to the nearest whole share. The Base Option Vesting Amount for the 2001 Plan Year shall be reduced by the amount of any Option Shares subject to surplus vesting in any prior Plan Year, and for purposes of calculating the number of Option Shares vesting based on performance during the 2001 Plan Year, the vesting table set forth in Section 2 shall be adjusted proportionately, such that the full number of Option Shares remaining in the Base Option Vesting Amount for the 2001 Plan Year will vest only if the Performance Level for the 2001 Plan Year is 100% or more. In no event shall any EBITDA Surplus for any Plan Year be carried over to any subsequent Plan Year.

            4. Full Vesting on Company Sale; Termination of Option;. Notwithstanding the foregoing, if a Company Sale is consummated prior to the end of the 2001 Plan Year, 100% of the Option Shares shall automatically vest immediately prior to consummation of such Company Sale. In connection with a Company Sale, the Company may, in its discretion, either (i) upon not less than 30 days notice prior to consummation of such Company Sale (or such lesser notice period as shall otherwise be reasonable under the circumstances), permit the Participant to exercise all or part of the Option in advance of such Company Sale or (ii) provide for the deemed exercise of all or part of the Option and payment in cash or other property therefor. In either such event, unless otherwise determined by the Company in its discretion, any Option or part thereof not so exercised or deemed exercised in connection with such Company Sale shall expire upon the consummation of such Company Sale.

            5. Nine Year Cliff Vesting. Notwithstanding the foregoing, but subject to Section 6 below, any Option Shares that fail to vest by reason of the vesting provisions of Sections 1 through 4 above shall nonetheless vest on the ninth anniversary of the date of grant of the Option.

            6. Termination of Employment. Notwithstanding anything to the contrary herein or in the Plan, except as may otherwise be provided in any applicable employment agreement between the Company and the Participant, all Options held by a Participant shall cease to vest as of the date such Participant's employment with the Company or any Subsidiary terminates for any reason and under any circumstances.

            7. Definitions. For purposes of this Schedule 1, the terms set forth below shall be defined as follows:

            "EBITDA" means, with reference to any period, Net Income for such period adjusted (a) by adding thereto the amount of all (i) debt interest expense to the extent included in determining Net Income for such period, (ii) depreciation and amortization expenses and non-cash charges, including, without limitation, (A) the non-cash portion of any expenses incurred during such period pursuant to Financial Accounting Standards Board Statement No. 106, (B) purchase accounting adjustments that occur as a result of the application of Accounting Principles Board Opinion No. 16 and (C) non-cash charges for compensation costs recognized pursuant to Accounting Principles Board Opinion No. 25 (as permitted under Financial Accounting Standards Board Statement No. 123) in connection with Options granted to employees of the Company and its Subsidiaries to the extent included in determining Net Income for such period, (iii) all income taxes to the extent included in determining Net Income, and (iv) the management fee payable under the Management Agreement and all directors' fees, in each case, to the extent included in determining Net Income for such period, and (b) by subtracting therefrom (i) all interest income to the extent included in determining Net Income for such period, and (ii) all tax credits to the extent included in determining Net Income for such period.

The Committee will make equitable adjustments to the EBITDA Targets from time to time to reflect (i) acquisitions and dispositions made by the Company and its subsidiaries during the Performance Vesting Period and (ii) the establishment of accounting reserves prior to January l, 1998 and, in each case, the anticipated effect on the EBITDA Targets resulting therefrom.

            "Net Income" means, with reference to any period, the net income (or deficit) of the Company and its Subsidiaries for such period, after deducting all operating expenses, provisions for taxes, reserves and all other proper deductions, all determined in accordance with generally accepted accounting principles applied on a consolidated basis and on a basis consistent with prior periods after eliminating all intercompany transactions and after deducting portions of income properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries; provided, however, that there shall be excluded (a) any aggregate net gain or net loss during such period arising from the sale, exchange or other disposition of capital assets, (b) any net income or gain from the collection of the proceeds of insurance policies (other than proceeds of business interruption insurance for lost income to the extent such loss reduced Net Income for such period and proceeds of other insurance in respect of claims or losses to the extent such claims or losses reduced Net Income for such period), (c) any gain or loss arising from the acquisition of any securities, or the extinguishment, under generally accepted accounting principles, of any indebtedness of the Company or any of its Subsidiaries, or
(d) any net income or gain or net loss during such period from any change in accounting principles originally used as a basis for the computation of EBITDA or from any extraordinary items.

                                                                        Annex II

                                 EXERCISE NOTICE

      This Exercise Notice (this "Notice") is given by the undersigned participant ("Participant") to Bucyrus International, Inc., a Delaware corporation (the "Company") in connection with the Participant's exercise of an Option granted pursuant to the Company's 1998 Management Stock Option Plan, adopted as of March 5, 1998 and amended and restated as of October 18, 2006 (the "Plan") to purchase Option Shares (as defined in the Plan). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Plan.

      1. Purchase and Sale of Option Shares.

            (a) Upon delivery to the Company of this Notice and the Option Certificate to which it relates, the Company will sell and issue to Participant the Option Shares that Participant elects to purchase hereunder. Participant will deliver to the Company herewith the aggregate Exercise Price for the Option Shares purchased hereunder (if payable in cash) by check, bank draft or money order made payable to "Bucyrus International, Inc."

            (b) In connection with the purchase and sale of the Option Shares hereunder, Participant represents and warrants to the Company that:

            (i) The Option Shares to be acquired by Participant pursuant to Participant's exercise of the Option will be acquired for Participant's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Option Shares will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

            (ii) Participant is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Option Shares;

            (iii) Participant is able to bear the economic risk of his or her investment in the Option Shares for an indefinite period of time because the Option Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available;

            (iv) Participant has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Option Shares and has had full access to such other information concerning the Company as he or she has requested; and

            (v) Participant is a resident and domiciliary of the state or other jurisdiction hereinafter set forth opposite such Participant's signature and Participant has no present intention of becoming a resident of any other state or jurisdiction. If Participant is a resident and domiciliary of a state that requires the Company to ascertain certain other information regarding the Participant, the Company may attach a page to this Notice containing additional representations to be made by Participant in connection with such Participant's investment in Option Shares, and by signing this Notice, Participant shall be deemed to have made such additional representations to the Company.

            (c) Participant further acknowledges and agrees that:

            (i) neither the issuance of the Option Shares to Participant nor any provision contained herein shall entitle Participant to remain in the employment of the Company and its Subsidiaries or affect any right of the Company to terminate Participant's employment at any time for any reason;

            (ii) the Company shall have no duty or obligation to disclose to Participant and Participant shall have no right to be advised of, any material information regarding the Company and its Subsidiaries in connection with the repurchase of Option Shares upon the termination of Participant's employment with the Company and its Subsidiaries or as otherwise provided hereunder; and

            (iii) the Company shall be entitled to withhold from participant from any amounts due and payable by the Company to Participant (or secure payment from Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to the Option Shares and the Company may defer issuance of the Option Shares until indemnified to its satisfaction.

            (d) The Company and Participant acknowledge and agree that the Option Shares issued hereunder are issued as a part of the compensation and incentive arrangements between the Company and Participant.

            2. Restriction on Option Shares. Participant acknowledges that the Option Shares being purchased hereunder are being issued pursuant to the Plan, the terms and conditions of which are incorporated herein as if set forth fully herein, and that such Option Shares are subject to certain restrictions on transfer, rights of repurchase and other provisions set forth in the Plan and the Stockholders Agreement. Purchaser acknowledges that the certificates evidencing such Option Shares shall be imprinted with a legend providing notice of such restrictions substantially in the form set forth in the Stockholders Agreement.

                                    * * * * *

      IN WITNESS WHEREOF, the Participant has executed this Notice as of the date written below.

No. of Shares of Common Stock:                               _________________
Aggregate Exercise Price Therefor:                           _________________
Cashless Exercise:                                           Yes ____   No ____


--------------------------------                 ---------------------------
Signature of Participant                         Date


--------------------------------                 ---------------------------
Print Participant's Name                         Participant's Social Security
                                                 No.

Participant's Residence Address:                 Mailing Address, if different
                                                 from Residence Address:


--------------------------------                 -------------------------------
Street                                           Street


--------------------------------                 -------------------------------
City           State    Zip Code                 City           State   Zip Code

Acknowledged Receipt of Notice as of _________________________.

BUCYRUS INTERNATIONAL, INC.

By:
   -------------------------------

Its:
    ------------------------------

                                                                       Annex III

                             FORM OF JOINDER TO THE
                             STOCKHOLDERS AGREEMENT

      This Joinder (this "Agreement") is made as of the date written below by the undersigned (the "Joining Party") in favor of and for the benefit of Bucyrus International, Inc. and the other parties to the Stockholders Agreement, dated as of March 17, 1998 (the "Stockholders Agreement"). Capitalized terms used but not defined herein shall have the meanings given such terms in the Stockholders Agreement.

      The Joining Party hereby acknowledges, agrees and confirms that, by his or her execution of this Joinder, the Joining Party will be deemed to be a party to the Stockholders Agreement and shall have all of the rights and obligations of a Management Stockholder thereunder as if he or she had executed the Stockholders Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders Agreement.

      IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date written below.

Date:  ___________________   __________________________________
                             Name: